Exhibit 99.1

FOR IMMEDIATE RELEASE

December 31, 2008

For more information: Mike Bauer, President and Chief Executive Officer, mbauer@nexxuslighting.com

Phone: 704-405-0416

######

NEXXUS LIGHTING ANNOUNCES SENIOR MANAGEMENT CHANGES

Charlotte, NC – December 31, 2008 – Nexxus Lighting, Inc. (NASDAQ Capital Market: NEXS) today announced that Gary Langford has been appointed as the Company’s new Chief Financial Officer effective January 5, 2009. Mr. Langford will replace John Oakley, who has resigned to pursue an opportunity as CFO and Senior VP of Operations at another publicly traded company outside of the lighting industry.

Prior to joining the Nexxus Lighting team, Mr. Langford most recently owned and operated two small businesses and served as Chief Controller for ePValue.com, a joint venture between Sun Microsystems and Accenture. Previously, from 1998 to 2000 he served as the Chief Financial Officer of Hartwell Industries, Inc., a $150 million manufacturer of apparel, uniforms and sportswear and as Treasurer for Fieldcrest Cannon, Inc., a $1.1 billion manufacturer and distributor of home textile products from 1995 to 1997. He also served as Assistant Treasurer of AGCO Corporation from 1990 to 1995. Mr. Langford began his finance career with Andersen Consulting in 1986.

“Gary brings a broad and diverse experience base to Nexxus Lighting, having been a critical part of management teams of both small and very large companies. His strong financial background and direct experience in manufacturing, capital raising and acquisitions as well as systems planning and implementation are a great fit with Nexxus Lighting. Gary is a hands on executive and will play a critical role in the next phase of growth at Nexxus Lighting,” stated Mike Bauer, Nexxus Lighting’s President and CEO.

Mr. Langford holds a Bachelor of Arts in Economics and Business from Vanderbilt University and a MBA from the University of Chicago Graduate School of Business.

Mr. Oakley will continue with the Company through the end of business on January 16, 2009, after which he will be available to the Company to assist in the transition. “On behalf of the Board of Directors and the senior management team at Nexxus Lighting, I want to thank John for the positive role he has played in helping execute our business strategy. Although we are disappointed to see John leave, we are very excited for him and his family as he pursues his next opportunity. We truly appreciate his direct involvement and professionalism in making this a seamless transition, his willingness to stay connected with the Company and his offer to assist Gary in the transition,” stated Mike Bauer.

“Nexxus Lighting is a dynamic, exciting Company which I am very proud to have been a part of. I am pleased with the progress the Company has made during my tenure and believe the recent launch of the Array product line is an important next step for the Company as it continues to execute its strategic plan,” stated John Oakley.

Nexxus Lighting is a leader in advanced lighting technology, including solid-state LED and fiber optic lighting systems and controls used in commercial, architectural, signage, swimming pool, entertainment and retail lighting. Nexxus Lighting sells its products through its Array Lighting, SV Lighting, Advanced Lighting Systems, Lumificient and Nexxus Lighting Pool & Spa business units under the Array™, Savi®, eLum™, LiveLED™, Super Vision® Fiber Optics and Advanced Lighting Systems™ Fiber Optics brand names.

Nexxus Lighting – Life’s Brighter™	www.nexxuslighting.com

######

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Nexxus Lighting’s filings under the Securities Exchange Act for factors that could cause actual results to differ materially. Nexxus Lighting undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.